UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2006

GTA-IB, LLC
(Exact name of registrant as specified in its charter)

Florida	333-120538	05-0546226
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36750 US 19N., Palm Harbor, Florida		34684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(727) 942-2000

not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 28, 2006, GTA-IB, LLC (the “Company”), Golf Trust of America, Inc. (“GTA”), and GTA’s operating partnership Golf Trust of America, L.P. (“GTA, LP”) entered into a First Amendment to Defense and Escrow Agreement (the “Amendment”) with Golf Host Resorts, LLC (formerly Golf Host Resorts, Inc.), a Delaware limited liability company (“GHR”) and Chicago Title Insurance Company (the “Escrow Agent”).  The Amendment, among other things, amends the distributions from a sale of Parcel F under the Defense and Escrow Agreement to reduce the distributions to the Company by $10,000 and to reduce the distributions to GTA, LP by $700,000.  The Amendment also provides that, in the event that the purchaser of Parcel F (“Parcel F, LLC”) receives a return of its earnest money deposit pursuant to an Amended and Restated Agreement for the Sale and Purchase of Real Property - Parcel F between Borrower and Parcel F, LLC, dated June 29, 2004 (as amended), GHR shall receive an offsetting payment of the lesser of $200,000, or the amount of earnest money returned to Parcel F, LLC.  The Defense and Escrow Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K which was filed on November 16, 2004.

The Amendment is included as Exhibit 10.2.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Amendment is qualified in its entirety by the contents thereof.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.2.2	First Amendment to Defense and Escrow Agreement by and between the Company, GTA, LP, GTA, GHR and Escrow Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTA-IB, LLC
(Company)

January 4, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description

10.2.2	First Amendment to Defense and Escrow Agreement by and between the Company, GTA, LP, GTA, GHR and Escrow Agent.